Exhibit 10.4.1
FIRST AMENDMENT TO THE LOAN AND SECURITY AGREEMENT
     First Amendment (this “First Amendment”) dated as of July 30, 2008 between DIGITAL RECORDERS, INC., a North Carolina corporation (“Digital”), TWINVISION OF NORTH AMERICA, INC., a North Carolina corporation (“TwinVision” and, together with Digital, the “Borrowers”), DRI CORPORATION, a North Carolina corporation (“Guarantor” and, together with the Borrowers, the “Loan Parties”) and BHC INTERIM FUNDING II, L.P., a Delaware limited partnership (“Lender”), to that certain Loan and Security Agreement dated as of June 30, 2008 (as amended, modified, supplemented or restated from time to time the “Loan Agreement”) between the Loan Parties and Lender. Terms which are capitalized in this First Amendment and not otherwise defined shall have the meanings ascribed to such terms in the Loan Agreement.
     WHEREAS, Lender has agreed to forego the requirement of a pledge of sixty-five percent (65%) of the Capital Stock of Mobitec Australia; and
     WHEREAS, the Loan Parties desire to correct certain Schedules to the Loan Agreement.
     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties and Lender hereby agree as follows:
     Section One. Amendment to Loan Agreement.
     (a) Section 1.1. Definitions. Section 1.1 is amended by deleting the following definitions and substituting the following in lieu thereof:
          (i) “Mobitec Brazil” means Mobitec Industria e Comercio de Produtos Eletronicos Ltda., a Brazilian limited liability company.
          (ii) “Pledge Agreement” means a pledge agreement, in form and substance satisfactory to Lender, executed by a Pledgor, pursuant to which such Pledgor grants a Lien on the Capital Stock identified therein to Lender, as the same may be amended, restated, supplemented or otherwise modified or extended or renewed from time to time.
          (iii) “Pledged Collateral” shall have the meaning given such term in a Pledge Agreement, and shall in any event include any and all Capital Stock issued by each Borrower and RTI, sixty-five percent (65%) of the Capital Stock issued by each Foreign Subsidiary (other than Mobitec Australia and, for so long as the Loan Parties and their respective Subsidiaries own less than sixty-five percent (65%) of the Capital Stock issued by Mobitec Brazil, Mobitec Brazil) and one hundred percent (100%) of the Capital Stock issued by Mobitec Brazil to the Loan Parties and their respective Subsidiaries to the extent that the Loan Parties and such Subsidiaries own sixty-five percent (65%) or less of the issued and outstanding Capital Stock of Mobitec Brazil.

     (b) Section 6.19. Negative Pledge. Section 6.19 is hereby deleted in its entirety and substituting the following in lieu thereof:
          No Loan Party shall, nor shall it permit any Subsidiary to (i) create, incur, assume or suffer to exist any Lien, or any other negative pledge, on or with respect to any Capital Stock of a Foreign Subsidiary or on or with respect to the Capital Stock of Cast Master Mobitec that it does not own or (ii) take any action that would permit, or fail to take any action that would allow, the owner of the Capital Stock of Mobitec Brazil that is not owned by a Loan Party or a Subsidiary thereof to create, incur, assume or suffer to exist any Lien, or any other negative pledge, on or with respect to such Capital Stock.
     (c) Schedules 4.1(B) and 4.21. Schedules 4.1(B) and 4.21 to the Loan Agreement are restated in their entirety as set forth on Exhibit A hereto.
     Section Two. Representations and Warranties. To induce Lender to enter into this First Amendment, the Loan Parties hereby warrant and represent to Lender as follows:
     (a) all of the representations and warranties contained in the Loan Agreement and each other Loan Document to which the Loan Parties are a party continue to be true and correct in all material respects as of the date hereof, as if repeated as of the date hereof, except for such representations and warranties which, by their terms, are expressly made only as of a previous date;
     (b) the execution, delivery and performance of this First Amendment by each of the Loan Parties is within their corporate powers, has been duly authorized by all necessary corporate action on their part, and each of the Loan Parties has received all necessary consents and approvals (if any are required) for the execution and delivery of this First Amendment;
     (c) upon its execution, this First Amendment shall constitute the legal, valid and binding obligation of the Loan Parties, enforceable against the Loan Parties in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) general principles of equity;
     (d) except as set forth herein or as the Loan Parties or their representatives shall have notified Lender of in writing, none of the Loan Parties are in default under any indenture, mortgage, deed of trust, or other material agreement or material instrument to which they are a party or by which they may be bound which could have a Material Adverse Effect. Neither the execution and delivery of this First Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate any law or regulation applicable to any of the Loan Parties, (ii) cause a violation by any of the Loan Parties of any order or decree of any court or government instrumentality applicable to them, (iii) conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or other material agreement or material instrument to which any of the Loan Parties is a party or by which they may be bound, or (iv) result in the creation or imposition of any lien, charge, or encumbrance upon any property of any of the Loan Parties, except in favor of Lender, to secure the Obligations.
     (e) no Default or Event of Default has occurred and is continuing; and

     (f) since the date of the Loan Parties’ most recent financial statements delivered to Lender, no change or event has occurred which has had, or is reasonably likely to have, a Material Adverse Effect.
     Section Three. Conditions Precedent. This First Amendment shall become effective upon the satisfaction of the following conditions precedent:
     (a) Lender shall have received this First Amendment, duly executed by the Loan Parties;
     (b) no Default or Event of Default shall have occurred be continuing, and no event or development which has had or is reasonably likely to have a Material Adverse Effect shall have occurred, in each case, since the date of the Loan Parties’ most recent financial statements delivered to Lender.
     Section Four. Release. The Loan Parties hereby acknowledge and agree that: (a) neither they nor any of their Affiliates have any claim or cause of action against Lender (or any of Lender’s respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties under the Loan Agreement and the other Loan Documents. Notwithstanding the foregoing, Lender wishes (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of Lender’s rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, the Loan Parties (for themselves and their Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (each a “Releasor” and collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Lender and each of its Affiliates, officers, directors, employees, attorneys, consultants and agents (each a “Released Party” and collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent of fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the date hereof arising out of, connected with or related in any way to this First Amendment, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or Lender’s agreements contained therein, or the possession, use, operation or control of any of the assets of agreements contained therein, or the possession, use, operation or control of any of the assets of the Loan Parties, or the making of any advance, or the management of such advance or the Collateral.
     Section Five. General Provisions.
     (a) Except as herein expressly amended, each of the Loan Agreement and all of the other Loan Documents are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

     (b) All references to the Loan Agreement in the Loan Agreement and each other Loan Document shall mean such Loan Agreement as amended as of the effective date hereof, and as amended hereby and as hereafter amended, supplemented and modified from time to time.
     (c) This First Amendment embodies the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether written or oral, of the parties with respect thereto.
     (d) This First Amendment, and matters relating hereto and arising herefrom, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to the conflict of laws principles thereof.
     (e) This First Amendment is a Loan Document.
     (f) Nothing contained in this First Amendment shall operate as a waiver of any right, power, or remedy to which Lender may be entitled, nor constitute a waiver of any provision of the Loan Agreement or any of the other Loan Documents, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
     (g) This First Amendment may be executed by the parties hereto in one or more counterparts, each of which when so executed shall be deemed an original; and such counterparts taken together shall constitute one and the same agreement. Any signatures delivered by a party by facsimile or electronic transmission shall be deemed an original signature hereto.
(This space intentionally left blank – signature page follows.)

     IN WITNESS WHEREOF, Loan Parties and Lender have signed below to indicate their agreement with the foregoing and their intent to be bound thereby.

LENDER:	BHC INTERIM FUNDING II, L.P.,

	By:	BHC Interim Funding Management III, L.P.,
its General Partner

	By:	BHC Investors III, L.L.C.,
its Managing Member

	By:	GHH Holdings III, L.L.C.

	By:	/s/ Gerald H. Houghton Name: Gerald H. Houghton
Title: Managing Member

BORROWERS:	DIGITAL RECORDERS, INC.

	By:	/s/ Stephen P. Slay
Name: Stephen P. Slay
Title: VP & Secretary

TWINVISION OF NORTH AMERICA, INC.

	By:	/s/ Stephen P. Slay
Name: Stephen P. Slay
Title: VP & Secretary

GUARANTOR:	DRI CORPORATION

	By:	/s/ Stephen P. Slay
Name: Stephen P. Slay
Title: CFO & Secretary
Signature Page to First Amendment

EXHIBIT A
SCHEDULE 4.1(B)
CAPITALIZATION

Parent: Common Stock authorized –	25,000,000
Preferred Stock authorized –	4,967,700
Series AAA authorized –	20,000
Series D authorized –	30,000
Series E authorized –	500
Series F authorized –	400
Series G authorized –	600
Series H authorized –	600
Series I authorized –	200
Series J authorized –	250
     See outstanding capitalization table below
TwinVision of North America, Inc. – common stock authorized – 100,000 – 100% owned by Parent
Digital Recorders, Inc. – common stock authorized – 100,000 – 100% owned by Parent
RTI – common stock authorized 100,000 – 100% owned by Parent

			Shares Issued and	DRI
	Shares authorized		Outstanding	Ownership %	DRI Shares
DRI Europa		(A)	100,000	100%	100,000
Mobitec AB – sub of DRI Europa AB and DRI		(B)	100,000	100%	100,000	*
Mobitec GMBH – sub of DRI Europa AB	30,000		30,000	100%	30,000
Mobitec Australia – subsidiary of Mobitec AB	1		1	100%	1
Mobitec Brazil – subsidiary of Mobitec AB	360,000		360,000	50%	180,000
Cast Master Mobitec - Subsidiary of Mobitec AB	250,000		250,000	51%	127,500

(A):	The Articles of Association authorize stock in a monetary value with a minimum of 5,000,000 SEK and a maximum of 20,000,000 SEK.

(B):	The Articles of Association authorize stock in a monetary value with a minimum of 100,000 SEK and a maximum of 400,000 SEK. * DRI Europa owns 90,802 shares of Mobitec AB and Parent owns 9,198 shares of Mobitec AB

Parent Common Stock, Warrants, Convertibles and Preferred Stock
Potential “All-In” Calculation Summary — As of May 31, 2008

Instrument	Quantity	Remarks
Common:
Common – Beginning of Year	11,187,993
Common stock issued to Directors and key executive managers in lieu of compensation - October-December 2007	6,855
Series AAA Conversion (6 shares at $5.50)	5,454
Series E Conversion (5 shares at $3.00)	8,333
Employee stock option conversion	1,980
Common stock issued to Directors and key executive managers in lieu of compensation - January-March 2008	10,815
Total Common	11,221,430

Convertibles:
Higgins ‘02 Conv Debt ($0.25M)	227,273	Converts at $1.10; converted at Closing
Series E Conv Preferred	133,333	Conv. at $3.00; Face $5K; 80 Shares; 7% Div.
Series AAA Preferred	150,909	$5.50 Conversion Price (166 Shares Remaining Outstanding)
Series G Conv Preferred	945,701	$2.21 Conversion Price (418 Shares Remaining Outstanding)
Series H Conv Preferred	144,230	$2.08 Conversion Price (60 Shares Remaining Outstanding)
Series J Conv Preferred	199,115	$2.26 Conversion Price (90 Shares Remaining Outstanding)
Total Convertibles:	1,800,561
Potential With Conversion	13,021,991	Outstanding & Potentially Outstanding w/ Conversion

Warrants and Options:
Warrants	1,036,998	Ave Exercise ±$4.65 (See below)
Stock Option Plan (Old)	322,600	Ave Exercise Price approx $2.69; Plan now expired
Stock Option Plan (New)	484,870	Out of 675,000 Authorized; Wtd Ave Strike Price @ $2.37
Total Warrants & Options	1,844,468
Potential “All-In”	14,866,459
Authorized Common Shares	25,000,000

Warrants & Weighted-Average Exercise Price — as of May 31, 2008

Holder	Quantity	Strike @
Roth Capital I	62,500	@ $10.25 = $640,625 (Expires 09) (6 months before trading possible!; + placement fee)
Roth Placements	125,000	@ $8.80 = $1,100,000 (Expires 09) (8 Entities – rights under private placement; S-3)
Roth Capital II	120,773	@ $5.28 = $637,681 (Expires 09) (6 months before trading possible!; + placement fee)
Riverview Group LLC	241,546	@ $6.00 = $1,449,276 (Expires 09) ( 6 months before trading possible)
K. Laday	2,500	@ $3.19 = $7,975 (Expire 10) (SBP service)
Dolphin Offshore Partners, L.P.	240,000	@ $2.21 = $530,400 (Expire 10) (related to Series G)
John D. Higgins	55,000	@ $2.02 = $111,100 (Expire 10) (related to Series H)
Transit Vehicle Technology Investments, Inc.	93,750	@ $1.60 = $150,000 (Expire 11) (related to Series I)
Laurus Master Fund, Ltd.	80,000	@ $2.00 = $160,000 (Expire 11) (related to Term note)
Fairview Capital Ventures, LLC.	15,929	@ $2.26 = $35,999 (Expire 12) (related to Series J)

Total Warrants	1,036,998	Average Exercise Price Approximately $4.65
Under the 2003 Stock Option Plan 984,000 options can be issued of which 600,000 will be issued before 6/30/08 with the balance to be issued over the next 2 years. 365,000 new warrants are to be issued to BHC Interim Funding III, L.P.

SCHEDULE 4.21
SUBSIDIARIES
Digital Recorders, Inc. — a North Carolina corporation (Subsidiary of Parent)
TwinVision of North America, Inc. – a North Carolina corporation (Subsidiary of Parent)
RTI. – a Texas corporation (Subsidiary of Parent — shell)
DRI Europa, foreign subsidiary of Parent
DRI Europa has the following subsidiaries:
Mobitec AB – DRI Europa owns 90,802 of the 100,000 outstanding shares; Parent owns 9,198 shares
Mobitec Australia – is wholly-owned subsidiary of Mobitec AB Mobitec GMBH
Mobitec Brazil (50% ownership) by Mobitec AB
Cast Master Mobitec (51% ownership by Mobitec AB and Mobitec GMBH)